UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2023

AETHLON MEDICAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-37487	13-3632859
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11555 Sorrento Valley Road, Suite 203 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (619) 941-0360

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AEMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Departure of Charles J. Fisher, Jr., M.D. as Chief Executive Officer and Resignation of Guy F. Cipriani as Director

The information set forth in Item 5.02(c) below is incorporated by reference into this Item 5.02(b).

(c)

Appointment of James B. Frakes as Interim Chief Executive Officer and Guy F. Cipriani as Chief Operating Officer

Effective November 7, 2023, James B. Frakes, Chief Financial Officer of Aethlon Medical, Inc. (the “Company”), was appointed as (i) Interim Chief Executive Officer of the Company, replacing Charles J. Fisher, Jr. M.D., and (ii) a member of the Board of Directors of the Company (the “Board”). Mr. Frakes will additionally remain as Chief Financial Officer of the Company. Effective as of November 7, 2023, Guy F. Cipriani, formerly Senior Vice President and Chief Business Officer of the Company, (i) was appointed as the Company’s Senior Vice President and Chief Operating Officer and (ii) resigned from the Board.

The biographies of Mr. Frakes and Mr. Cipriani are incorporated herein by reference to the “Information About Our Board of Directors and Executive Officers” section of the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on July 27, 2023 (the “Proxy Statement”).

On December 12, 2018, we entered into an executive employment agreement with Mr. Frakes (the “Frakes Employment Agreement”) that provided for an initial annual base salary of $260,000. Mr. Frakes’ annual base salary was increased by the Board to $360,000, effective January 1, 2023. In addition, the Frakes Employment Agreement provides that Mr. Frakes is eligible for an annual cash performance bonus for each year. Whether Mr. Frakes receives an annual bonus for any given year, and the amount of any such annual bonus, will be determined in the discretion of the Board (or the Compensation Committee thereof), based upon the Company’s and Mr. Frakes’ achievement of objectives and milestones to be determined on an annual basis by the Board (or Compensation Committee thereof). The Frakes Employment Agreement also provides that if Mr. Frakes’ employment is terminated without cause, or if he resigns for good reason (each as defined in the agreement), then Mr. Frakes’ will be entitled under the Frakes Employment Agreement to continue to receive his annual base salary and payment of premiums for continuation of healthcare benefits for a period of 12 months following such termination.

The description of Mr. Cipriani’s executive employment agreement (the “Cipriani Employment Agreement”) is incorporated herein by reference to the “Employment Contracts” section of the Proxy Statement.

In connection with the officer changes set forth herein, the Company intends to enter into amended executive employment agreements with each of Mr. Frakes and Mr. Cipriani to modify certain terms of their respective current agreements.

There are no family relationships between either of Mr. Frakes and Mr. Cipriani and any other director or executive officer of the Company that requires disclosure under Item 401(d) of Regulation S-K. Other than with respect to the Frakes Employment Agreement and the Cipriani Employment Agreement, respectively, there are no transactions between either of Mr. Frakes and Mr. Cipriani or any member of their respective immediate families, on the one hand, and the Company or any of its subsidiaries, on the other hand, that requires disclosure under Item 404(a) of Regulation S-K. Furthermore, there are no arrangements or understandings between either of Mr. Frakes and Mr. Cipriani and any other person pursuant to which either Mr. Frakes or Mr. Cipriani was selected to their applicable roles with the Company.

(d)

Appointment of James B. Frakes as Director

The information set forth in Item 5.02(c) above is incorporated by reference into this Item 5.02(d).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2023	Aethlon Medical, Inc.

	By:	/s/ James B. Frakes
	Name:	James B. Frakes Interim Chief Executive Officer and Chief Financial Officer

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